(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.62
               RESIGNATION AND RELEASE AGREEMENT

     THIS RESIGNATION AND RELEASE AGREEMENT is made and entered into as of January 17, 2003, by and between TIMOTHY A. HUFKER, an individual (hereinafter referred to as "Hufker"), and Consumer Programs Incorporated, a Missouri Corporation, on behalf of itself and its affiliated corporations (hereinafter referred to, alternatively and collectively referred to as "CPI").

     WHEREAS, Hufker has served in various executive positions with CPI, including most recently as Senior Executive Vice
President; and

     WHEREAS, Hufker has decided to resign; and

     WHEREAS, Hufker is entitled to certain benefits under his Employment Agreement with CPI dated as of March 12, 1999
(the "Employment Agreement") and under various benefit plans of CPI; and

     WHEREAS, CPI and Hufker desire that Hufker's benefits be valued and paid out in accordance with the terms set forth in this Agreement; and

     WHEREAS, CPI desires to award to Hufker certain benefits in addition to any to which he may be entitled under the Employment Agreement and the various benefit plans of CPI
(hereinafter, the "Special Benefits");

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. RESIGNATION OF HUFKER. Hufker shall resign from employment with CPI and from all officer positions he holds with CPI Corp. and its affiliated corporations as of January 17, 2003 (the "Resignation Date").

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     2.  SPECIAL BENEFITS.

     (a) CPI shall pay to Hufker the gross amount of One Hundred Thirty-four Thousand Five Hundred Thirty-nine
Dollars and Sixty-eight Cents ($134,539.68), less applicable taxes, in a lump sum, on or before January 31, 2003.

     (b) Hufker may continue to participate in CPI's group health plan at the rates paid by active employees until August 16, 2003.

     (c) Subject to approval of the Stock Option Committee, the exercise period for certain options granted to Hufker to purchase shares of common stock of the Corporation that would have expired three months after the Resignation Date shall be extended until the earlier of their original expiration date or the second anniversary of the Resignation Date. A schedule of all options held by Hufker and the terms of exercise is attached hereto as Exhibit A and
incorporated herein.   By execution hereof, the parties
agree that the terms of all option agreements under which Hufker holds options shall remain in full force and effect except that the applicable expiration dates for such options shall be as set forth in Exhibit A.

     (d) CPI will continue to pay the employer's portion of the premium on Hufker's General American life insurance policy through August 16, 2003.

     (e) Hufker is entitled to death or supplemental retirement benefits pursuant to subsections 5(g), 5(i) and 5(j) of the Employment Agreement in the annual gross amount of Ninety-four Thousand Dollars ($94,000.00), payable in equal monthly installments for two hundred forty months, commencing on the earlier of the month after (i) Hufker's death or (ii) the date on which Hufker attains sixty-five years of age. In lieu thereof, CPI shall pay or cause to be paid to Hufker, the gross amount of One Hundred Eight-two Thousand Forty-six Dollars and Thirty-one Cents ($182,046.31), payable on or before
January 31, 2003.   The payment made by CPI pursuant to this
subsection (e) shall be in full and complete satisfaction of Hufker's death and

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supplemental retirement benefits provided under subsections 5(g),
5(i) and 5(j) of the Employment Agreement.

     3. OTHER BENEFITS. CPI shall also pay or provide to Hufker (or in the event of his death prior to payment, to his beneficiaries) the following benefits in accordance with the Employment Agreement or other CPI benefit plans and programs:

     (a) Base salary through the Resignation Date, based on the annual rate of Two Hundred Thirty-five Thousand Dollars
($235,000.00);

     (b) Any cash bonus earned by Hufker for CPI's full fiscal year 2002, without proration;

     (c) Pay for fifteen (15) days of  unused vacation;

     (d) All of Hufker's vested and accrued benefits under the CPI Retirement Plan and Trust (the "Pension Plan") in accordance with the terms of the Pension Plan;

     (e) All of Hufker's vested and accrued benefits under the CPI Corp. Employees' Profit Sharing Plan and Trust (the "Profit
Sharing Plan"), in accordance with the terms of the Profit Sharing
Plan; and

     (f) All of Hufker's vested and accrued benefits under the Corporation's deferred compensation programs, if any.

     4. RELEASE. In consideration of the payment by CPI to Hufker of the Special Benefits described in Section 2 above, Hufker does hereby release and forever discharge CPI, its affiliated corporations, and their respective directors, officers, employees and agents, from any and all claims, causes of action, liabilities and obligations, of any kind whatsoever (except those arising under this Agreement), whether known or unknown, arising directly or indirectly out of Hufker's employment by CPI, the termination thereof, or the Employment Agreement, including, but not limited to, any claims arising or in connection with the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, the Age

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Discrimination in Employment Act, the Equal Pay Act, the Fair
Labor Standards Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the Older Workers Benefit Protection Act, 42 U.S.C. Sections 1981, 1983 and 1985, the Missouri Workers' Compensation Law, the Missouri Human Rights Act, the Missouri Service Letter Law (all such statutes as amended), and any regulations under such authorities, or common law of the state of Missouri, torts, breach of express or implied employment agreement, wrongful discharge, constructive discharge, infliction of emotional distress, defamation, or tortious interference with contractual relations. The purpose of the release set forth herein is to make full, final and complete settlement of all claims, known or unknown, arising directly or indirectly out of Hufker's employment by CPI, the termination thereof, or the Employment Agreement (except those arising under this Agreement and Section 13 of the Employment
Agreement).

     5. SURVIVAL OF COVENANTS. Hufker acknowledges and agrees that the covenants and agreements contained in Section 13 of the Employment Agreement, attached hereto as Exhibit B and incorporated herein, shall survive the execution and delivery of this Agreement and shall remain in full force and effect in accordance with their terms, and Hufker hereby affirms those covenants and agreements, except that Hufker agrees not to induce or attempt to induce any employees of CPI to leave their employment with CPI for employment with Hufker or any business association with which he is affiliated for the longer of (i) one year after the Resignation Date; or (ii) so long as he is employed by and/or is an investor in Centrics Technology, Inc. or its successor entity. Hufker's employment of, or attempted employment of, any employee of Centrics Technology at any time shall not be deemed violation of the Employment Agreement or this Agreement. All other terms and conditions of the Employment Agreement shall terminate on the effective date of this Agreement.

      6. WITHHOLDING TAXES. CPI shall have the right to withhold from all payments due Hufker

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hereunder to the extent required by law or regulation, all
federal, state and local income and other taxes applicable to such payments.

     7. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement, and signed by both parties. The failure to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions.

     8. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     9. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.





CONSUMER PROGRAMS INCORPORATED, a
Missouri corporation, on behalf of itself and its affiliated corporations

By: /s/  J. David Pierson            /s/ Timothy A. Hufker
    ----------------------------     -------------------------
         J. David Pierson                Timothy A. Hufker
Its:     President


EXHIBIT A

            Grant                      Exercise
Executive   Date    Number   Vesting   Price      Expiration
---------   -----   ------   -------   --------   ----------
Timothy A.
 Hufker	 2/8/98    1,787    2/2/02    $23.94      1/17/05

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            Grant                      Exercise
Executive   Date    Number   Vesting   Price      Expiration
---------   -----   ------   -------   --------   ----------
           5/7/98    2,217    5/7/02    $25.94     1/17/05
           2/6/99    2,120   1/17/03    $27.13     1/17/05

























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